UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 13, 2004

Penton Media, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14337	36-2875386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

The Penton Media Building, 1300 East Ninth Street, Cleveland, OH		44114-1503
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	216-696-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 13, 2004, Penton Media, Inc. (the "Company") filed a Certificate of Designations for a new series of preferred stock, $.01 par value (the "Series M Preferred Stock") with the Secretary of State for the State of Delaware. The Board of Directors of the Company created the Series M Preferred Stock for issuance to certain officers of the Company as a long-term incentive plan to incentitize management by giving them an equity stake in the performance of the Company. The Series M Preferred Stock is limited to 150,000 shares.

Among other rights and provisions, the Series M Preferred Stock provides that the holder of each share will receive a cash distribution upon any liquidation, dissolution, winding up or change of control of the Company. The amount of such distribution is a percentage of what the holders of Series C Preferred Stock (as defined below) and the holders of the Company’s common stock would receive upon such liquidation, dissolution, winding up or change of control.

A conformed copy of the Series M Preferred Stock Certificate of Designations is attached to this Report as Exhibit 3.1.

On September 13, 2004, the Company also filed a Certificate of Designations governing another new series of preferred stock, $.01 par value (the "Series C Preferred Stock") with the Secretary of State for the State of Delaware. The Series C Preferred Stock was exchanged on a share-for-share basis with the Company’s Series B Preferred Stock, $.01 par value (the "Series B Preferred Stock"). The Certificate of Designations for the Series C Preferred stock is identical to the Series B Preferred Stock Certificate of Designations except:

· the new series allows for the sharing of the liquidation preference with the new Series M Preferred Stock,
· certain technical and correcting amendments have been made to the Certificate of Designations for the Series C Preferred Stock, including fixing the formula used to calculate the "Change of Control Cap" (as defined in the Series C Preferred Stock Certificate of Designations), and
· certain conforming changes were made to the Series C Preferred Stock Certificate of Designations to account for the fact that the Series C Preferred Stock was issued in exchange for the Series B Preferred Stock.

A conformed copy of the Series C Preferred Stock Certificate of Designations is attached to this Report as Exhibit 3.2.

On September 15, 2004, the Company filed Certificates of Elimination for the Certificate of Designations governing its Series A Preferred Stock and the Certificate of Designations governing its Series B Preferred Stock with the Secretary of State for the State of Delaware, eliminating both certificates of designations from the Company’s Restated Certificate of Incorporation, as amended. No shares of Series A Preferred Stock or Series B Preferred Stock are outstanding.

All actions noted above were approved by the Company’s Board of Directors at its July 21, 2004 meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penton Media, Inc. (Registrant)

September 17, 2004	By:	Preston L. Vice

Name: Preston L. Vice
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

EX-3.1	Certificate of Designations, Preferences and Rights of Series M Preferred Stock of Penton Media, Inc.
EX-3.2	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of Penton Media, Inc.